SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Lincoln National Convertible Securities Fund, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

One Commerce Square
2005 Market Street
Philadelphia, PA 19103

IMPORTANT REMINDER

August 6, 2002

Dear Fellow Shareholder:

As your Fund's annual meeting nears, I want to remind you of the importance of your participation in the governance of Lincoln National Convertible Securities Fund. I encourage you to take part in the affairs of your Fund by promptly signing, dating and mailing your enclosed WHITE proxy.

During this period of unprecedented market volatility and historically low interest rates, your Board of Directors has worked hard to deliver strong performance on your behalf. This year, we increased your quarterly dividend by 39% by adopting a managed distribution policy and continued to address the discount through the Fund's open market share repurchase program. We believe that these measures taken by your Board have contributed to a dramatic reduction in the Fund's discount. With respect to the governance of your Fund, your Board eliminated its classified structure after a number of shareholders expressed a preference for a declassified board structure, thus ensuring that each director is elected annually by shareholders.

Finally and as we recently reported, Institutional Shareholder Services - the nation's leading independent advisor on proxy voting and corporate governance - characterized your Board of Directors as "an active and interested board working to maximize value." (emphasis provided).

Your vote is important. Please take a brief moment to participate in your Fund's governance by voting "FOR" our nominees for director and "AGAINST" the Goldstein shareholder proposals. Please sign, date and promptly mail your enclosed WHITE proxy card.

On behalf of your Board of Directors, your participation and interest is deeply appreciated.

Sincerely,

David K. Downes
President

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If you have any questions or need assistance, please call D. F. King & Co., Inc., which is assisting your Fund in this matter, at 1-800-659-5550.

SHAREHOLDERS OF LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND VOTE AS RECOMMENDED BY YOUR BOARD OF DIRECTORS

X	FOR THE ELECTION OF DIRECTORS

X	AGAINST THE 2 GOLDSTEIN SHAREHOLDER PROPOSALS

Lincoln National Convertible Securities Fund, Inc.

1. Election of Directors	X	VOTE FOR ALL

2. Goldstein Shareholder Proposal	X	VOTE AGAINST

3. Goldstein Shareholder Proposal	X	VOTE AGAINST

Remember, if your Fund shares are held by a broker or bank, you must instruct your broker or bank to vote your shares, or they may not be voted. Even if you have previously voted, please sign, date and mail your new white proxy card (or new voting instruction form) today.

YOUR VOTE IS IMPORTANT - EVEN IF YOU OWN ONLY ONE SHARE - PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR NEW WHITE PROXY CARD. Thank you for your cooperation.

PLEASE VOTE TODAY!